UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ] Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Under Rule 14a-12

PCS EDVENTURES!.COM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computer on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[  ] Fee paid previously with preliminary materials:

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date File:

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes  [X]  No [  ]

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PCS EDVENTURES!.COM, INC.

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(208) 343-3110

NOTICE OF ANNUAL MEETING TO SHAREHOLDERS

To the Shareholders of PCS Edventures!.com, Inc.:

The 2011 Annual Meeting of Shareholders of PCS Edventures!.com, Inc. will be held at the Company’s offices located at 345 Bobwhite Court, Suite 200, Boise, Idaho 83706, on Wednesday, September 14, 2011, at 10:00 a.m. MDT. At this year’s Annual Meeting, we plan to conduct the following business items:

1.

To elect the current members of our Board of Directors;

2.

Ratification of the election of M&K CPAs, PLLC, as our independent registered public accounting firm for our fiscal year ending March 31, 2012.

3.

To transact such other business as may properly come before the Annual Meeting (and any adjournment thereof), all in accordance with the accompanying Proxy Statement.

Shareholders of record at the close of business on Monday, July 18, 2011, are entitled to notice of and vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person.  However, whether you expect to attend the Annual Meeting in person, you are urged to participate by completing, dating and signing the accompanying Proxy card and returning it as soon as possible in the enclosed self-addressed, stamped envelope provided for your convenience.  You may also vote over the Internet or by telephone using the information listed on the Proxy card or voting instruction form. If you send your Proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so.  Your Proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

If you are unable to attend the Annual Meeting and would like to participate, we are broadcasting a live webinar for shareholders this year. Information to access this is listed in the Proxy Statement.

The fiscal year 2012 Annual Meeting will be held on or about September 5, 2012.  Should any shareholder wish to submit a proposal for consideration at the fiscal year 2012 Annual Meeting, the proposal should be submitted by April 11, 2012, in accordance with Rule 14a-8(e)(2) of the Securities and Exchange Commission. Any proposal submitted after the deadline shall be considered untimely.

By the Order of the Board of Directors,

/Donald J. Farley/

Donald J. Farley,

Secretary

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PCS EDVENTURES!.COM, INC

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(208) 343-3110

PROXY STATEMENT

Annual Meeting and Proxy Solicitation Information

This Proxy Statement is furnished by our Board of Directors for the solicitation of proxies from the holders of our common stock in connection with the Annual Meeting of shareholders.

TIME:

  10:00 a.m., Mountain Standard Time, on Wednesday, September 14th, 2011

PLACE: To be held at our offices located at 345 Bobwhite Court, Suite 200, Boise, Idaho 83706

It is expected that the Notice of Annual Meeting of Shareholders, our Annual Report on Form 10-K/A of the Securities and Exchange Commission for fiscal year ended March 31, 2011, which is incorporated herein by reference, this Proxy Statement and the accompanying Proxy card will be mailed to shareholders starting on or about August 15, 2011.

Voting Procedures

The presence in person or by Proxy of a majority of the voting power at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the Annual Meeting for the purpose of determining a quorum. The shares represented by each Proxy will be voted in accordance with the instructions given therein. Where no instructions are indicated, the Proxy will be voted in favor of all matters to be voted on as set forth in the Proxy and, at the discretion of the persons named in the Proxy, on any other business that may properly come before the Annual Meeting. Each shareholder will be entitled to one vote for each share of common stock held and will not be entitled to cumulate votes in the election of directors. Shares that are authorized but not yet issued will not be entitled to vote at the Annual Meeting. The expense of printing and mailing Proxy materials, including expenses involved in forwarding Proxy materials to beneficial owners of common stock held in the name of another person, will be paid by us. No solicitation, other than by mail, is currently planned.

Shareholders can ensure that their shares are voted at the Annual Meeting, even if they plan to attend the meeting, by casting their vote by one of the following measures;

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 13, 2011. Have your Proxy card in hand when you

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access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, Proxy card and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 13, 2011. Have your Proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Proxy card must be received by September 13, 2011 in order for your vote to count.

The submission of a signed Proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Shareholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the Secretary of the Company a written revocation or a Proxy bearing a later date at the corporate address. The presence at the Annual Meeting of a shareholder who has signed a Proxy does not, by itself, revoke that Proxy unless the shareholder attending the Annual Meeting files a written notice of revocation of the Proxy with the Secretary of the Company at any time prior to the voting of the Proxy at the meeting.

Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted FOR the election or adoption of each item so presented.

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote on such matters in their discretion.

Only shareholders of record at the close of business on Monday, July 18, 2011 (this date is referred to as the “record date”), are entitled to receive notice of and to vote the shares of common stock registered in their name at the Annual Meeting. As of the record date, we had approximately 42,533,312 shares of our common stock outstanding.  Each share of common stock entitles the holder to cast one vote on each matter to be voted upon at the Annual Meeting.

Under Idaho law, the Idaho Business Corporation Act requires the presence of a quorum to conduct business at the Annual Meeting. A quorum is defined as the presence, either in person or by Proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. The shares represented at the Annual Meeting by Proxies that are marked “withhold authority” will be counted as

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shares present for the purpose of determining whether a quorum is present. Broker non-votes (i.e., Proxies from brokers or nominees indicating that such persons have not received instructions from beneficial owners to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will also be counted as shares present for purposes of determining a quorum.

Directors are elected by the affirmative vote of a plurality of the shares of common stock present, either in person or by Proxy, at the Annual Meeting and entitled to vote. For this purpose, “plurality” means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. In the election of directors, votes may be cast in favor, against or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of directors.

A majority of the outstanding shares of the Company entitled to vote, represented in person or by Proxy, constitute a quorum at the Annual Meeting of shareholders.

Effective Dates

The election of directors, if approved by the shareholders, will be effective immediately following the Annual Meeting.

Security Ownership of Management and Certain Beneficial Owners

The following table outlines information provided to the Company as of March 31, 2011 regarding beneficial ownership of PCS Common Stock by the Company’s directors, executive management and any 5% beneficial owners and is contained in our Annual Report on Form 10-K/A of the Securities and Exchange Commission that accompanies this Proxy Statement.

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DIRECTORS AND EXECUTIVE OFFICERS

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Shares Owned (2)	Shares Issuable Upon Exercise of Options	Shares Issuable Upon Receipt of Restricted Stock Units	Total	Percentage Owned (3)
Anthony A. Maher * CEO and Chairman of the Board (4) 345 Bobwhite Court, Suite 200 Boise, ID 83706	2,296,524	183,355	-	2,479,879	5.81%
Dehryl A. Dennis Director 345 Bobwhite Court, Suite 200 Boise, ID 83706	69,964	20,971	58,824	149,759	Less than 1.0%
Donald J. Farley Secretary 345 Bobwhite Court, Suite 200Boise, ID 83706	759,293	580,313	58,824	1,398,430	3.28%
Michael K. McMurray Director 345 Bobwhite Court, Suite 200 Boise, ID 83706	297,182	74,466	58,824	430,472	1.01%
Valerie L. Grindle*** Sr. V.P. and CFO 345 Bobwhite Court, Suite 200 Boise, ID 83706	3,037	-	-	3,037	Less than 1.0%
Robert O. Grover** President, COO, and CTO 345 Bobwhite Court, Suite 200 Boise, ID 83706	429,576	350,000	-	779,576	1.83%
All officers and directors as a group (six persons)	3,855,576	1,209,105	176,472	5,241,153	12.28%

*

Mr. Maher resigned as the Company’s CEO and Chairman of the Board effective July 31, 2011.

**

Mr. Grover has since been named CTO and President of PCS International.

***

Ms. Grindle was appointed CEO and a Director on the effective date of Mr. Maher’s resignations.

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(1)     Unless otherwise noted above, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner’s percentage of ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.  There are currently no beneficial owners, as defined by the Securities Exchange Commission as owners with greater than 10% ownership, other than our directors and executive officers.

     (2)    Based upon 42,669,529 shares issued and outstanding as of March 31, 2011.

     (3)    This is the amount exercisable by the directors and executive officers as of March 31, 2011.

    (4)    Includes (i) 2,440,379 shares owned of record by Mr. Maher; (ii) 9,500 shares which are beneficially owned by Sullivan Maher, LLC, for which Mr. Maher acts as a manager; (iii) 30,000 shares owned by the Maher Family Partnership LLP.

Director Qualifications

In evaluating potential directors, The Board considers the following factors:

●

the appropriate size of our Board of Directors;

●

our needs with respect to the particular talents and experience of our directors;

●

the knowledge, skills and experience of nominees, including experience in finance, administration, or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

●

familiarity with the educational industry;

●

experience with accounting rules and practices; and

●

the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, The Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although The Board of Directors may also consider such other factors as they may believe are in the best interests of PCS and its shareholders.

The Board of Directors identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-election. If any member of the Board does not wish to continue in service or if we decide not to re-nominate a member for re-election, we then identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

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Role of Board in Risk Oversight

One of the functions of our Board of Directors is informed oversight of our risk management process. The Board  does not have a standing risk management committee, but oversees this function through the Board  as a whole, as well as through the audit committee, which is responsible for discussing guidelines and policies to govern the process by which risk assessment and management is undertaken.

Our Board oversees risk, including operational risk, liquidity risk and credit risk in various ways. Board meetings generally include discussions among Board members, management and outside consultants, when practical, regarding material risks we face, including operational and financial risk. Our management provides information to the Board regarding our approach to material risks, both at meetings and on a regular basis during informal discussion.  In addition, the Board generally reviews the disclosures in our Annual Report on Form 10-K, including the risk factors. The Board’s discussions with management include whether all material risks and concerns have been identified and the manner in which management will address the issues.

Potential Conflicts of Interests of Compensation Consultants

None.

PROPOSAL No. 1

ELECTION OF DIRECTORS

Nominees for Director

The nominees for election as Directors are the five people listed below. Each director is to serve until the next Annual Meeting of our shareholders or until the director’s death, resignation or termination and the appointment and qualification of a successor.

The Board of Directors recommends that shareholders vote FOR Proposal No. 1 to Re-Elect All Members or Nominees named below to the Company’s Board of Directors.

Name	Age	Position	Held Position Since
Donald J. Farley	63	Secretary	1994
Dehryl A. Dennis	70	Director	2006
Michael K. McMurray	65	Director	1989-1994, 2004-Present
Valerie L. Grindle	55	CEO, CFO	2011
Robert O. Grover	48	CTO, President of PCS International	2011

Donald J. Farley. Mr. Farley is a founding partner of the law firm of Hall, Farley, Oberrecht & Blanton, P.A., one of the larger legal firms in Boise and has been the firm’s managing shareholder for the past 15 years.  His legal practice emphasizes litigation and representation of closely held businesses. He has been in private practice since 1975, after serving a two-year judicial clerkship with former United States District Judge J. Blaine Anderson. Mr. Farley is admitted to practice before all state and federal courts in Idaho and has also been admitted to practice before the United States Supreme Court. He is a member of the American Bar Association, the International Association of Defense Counsel, Defense Research Institute, the Idaho State Bar Association and the Association of Trial lawyers of America. Mr. Farley graduated from the University of Idaho in 1970 with a Bachelor of Arts degree in Economics and from the University of Idaho College of Law in 1973. He has been active in the Boise and Idaho legal and business communities throughout his 35 years as a practicing attorney. Mr. Farley has not held a directorship position nor was he a directorship nominee for any other public company or investment company in the past five years. Mr. Farley is the Secretary of the Company and acted as the Company's legal counsel from 1994 until 2005, during which time he guided the Company in merger and acquisition activities, as well as all agreements between the company and its vendors and customers. We feel he is more than qualified to be re-elected to the Board because of his long tenure and knowledge of the Company, his legal experience and general business experience.

Dehryl A. Dennis, Ed.D.  Dr. Dennis has had a 36-year career that took him from teaching in small public schools in southwest Idaho to Puerto Rico and Illinois, and then returned him to his native state as a district administrator in Boise, Idaho. During his entire professional career, Dr. Dennis was an outspoken advocate for programs that emphasized applied learning. Because of his strong belief that most people learn by “doing rather than thinking about doing”, he supported and helped implement off-school site classrooms in malls and hospitals; partnerships with trade unions, small business, and industry; and cooperative agreements with institutions of higher learning. The success of these programs culminated in the construction of the Dehryl A. Dennis Professional Technical Center, a 40,000 SF technical school within the Boise District, which opened in 1999 and presently serves approximately 900 students from 16 area high schools. Appointed in 1976 as Director of Personnel, he later served as Assistant Superintendent and then Deputy Superintendent until he was appointed District Superintendent in 1994. During that time, he brought the Boise School District from an under-performing school system to the best performing in the State of Idaho. He remained as Superintendent until his retirement in July 1999. Dr. Dennis has not held a directorship position nor was he a directorship nominee for any other public company or investment company in the past five years. We feel Dr. Dennis, a Board Member since 2000, is more than qualified to sit on our Board, as he is the technical advisor to our in-house instructional designers and curriculum writers to all products developed for the classroom.  He is our sounding board for product and program development.

Michael K. McMurray.  Mr. McMurray returned to the PCS Board in 2004 after having served on the Board from 1989 through 1994.  He retired as a financial executive from Boise Cascade Corporation, a $4.0B forest products and paper Company in 2001. Mike has served on a number of company and not-for-profit boards.  Mike is currently on the PCS Edventures!.com, Inc and Tenxsys Boards. Mike also serves as a director for the non-public company Regence Blue Shield of Idaho and on the public not-for-profit Finance Committee of the Board of the Idaho Community Foundation. Mike has worked as a consultant primarily engaged in financing growth for a broad range of companies including the Titcomb Family Trust and Paksense. Community boards include past Board Chairman of Idaho Housing and Finance Association and Board Chairman of the Idaho Housing Company.  He is a past board member of Farmers and Merchants Bank, the Downtown Boise Association, Hillcrest Country Club and the Boise Family YMCA. Mike is a graduate of the University of Idaho

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with a finance degree and the Harvard Business School Executive MBA program.  Other than the items mentioned above, Mr. McMurray has not held a directorship position in any other publicly held company or investment company in the past five (5) years.  Mr. McMurray is familiar with our Company and personnel. He provides financial expertise that is useful to our company.  Mr. McMurray currently acts as the Chairman of our Audit Committee. He also serves on our Compensation Committee and is generally in our offices weekly staying in close contact with developments. He acted as a sounding board for our employees when our prior CEO was absent recovering from a heart attack. We feel Mr. McMurray is a considerable asset to PCS.

Valerie L. Grindle.  Ms. Grindle joined PCS as the Company’s Chief Financial Officer and was recently appointed as the Company’s Chief Executive Officer and a director. Ms. Grindle joined PCS after serving as CFO of Great American Appetizers, a privately owned manufacturing company in Nampa, Idaho, since 2009. Previously, she founded and, from 1995 until 2009, operated a consulting practice that provided interim C-level executive services to companies. As a part of her consulting practice, Ms. Grindle orchestrated a turnaround as Chief Executive Officer and Member of the Board of Directors of a pharmaceutical reverse distribution company. During this engagement, she renegotiated credit lines and attracted additional equity investment.  Ms. Grindle also served as the Executive Officer of the Mt. Lemmon Sky Center at the University of Arizona, where she designed and developed hands-on learning adventures for both children and adults utilizing research resources from the College of Science.  Prior to operating her consulting business, Ms. Grindle served as Vice President of Tele-Communicatons, Inc. of Englewood, Colorado and at Tenneco, Inc. as Vice President and Chief Financial Officer of Tenneco Minerals and later as President of Tenneco’s Houston Oil and Minerals Exploration.  At Tenneco, she was instrumental in negotiating the sale of that company’s minerals division to a strategic investor. Ms. Grindle holds a B.S. degree in Business Administration from Colorado State University and an M.S. degree in Management from Krannert Graduate School of Business at Purdue University.  Other than the items mentioned above, Ms. Grindle has not held a directorship position in any other publicly held company or investment company in the past five years. We believe with Ms. Grindle’s accomplished financial background, proven executive management experience and business expertise she will be a valuable resource and bring a wealth of knowledge and business perspective to the board.

Robert O. Grover.  Mr. Grover was named President, Chief Operating Officer and Chief Technology Officer in March 2010 and was recently named the Chief Technology Officer and President of PCS International to allow him to focus on the company’s international strategy and product development.  Mr. Grover joined PCS at its inception and served as the Executive Vice President from 1996 to 2010. Mr. Grover has been instrumental in the continued development and growth of the PCS family of products. Mr. Grover graduated from Boise State University in 1987 with a Bachelor of Arts degree in English and an A.A.S. in Business Management. Mr. Grover has not held a directorship position nor was he a directorship nominee for any other public company or investment company in the past five years. With Mr. Grover’s 25 years of experience, acquired knowledge and creativity we feel that he contributes an excellent awareness of industry trends and brings the strategies and tactic needed to retain and attract new business opportunities.

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Committees

Audit Committee:

We chartered an audit committee in 2001 for the purpose of engaging an accounting firm, which is currently M&K CPAs, PLLC, for our annual audit and quarterly reviews. The audit committee currently consists of Board members Michael K. McMurray and Dehryl A. Dennis. Mr. McMurray is considered an audit committee financial expert based on his previous work experience and the definition contained in Reg. 228.401 Instructions to paragraph (e)(1) of Item 401 of the Sarbanes-Oxley Act. The audit committee continued to implement its Charter regarding the scope and responsibilities for the audit committee adopted in fiscal year 2005 and revised in fiscal year 2010. The audit committee meets with M&K CPAs, PLLC via telephone on a quarterly basis and meets separately with management to review quarterly financial results and discuss any issues. The audit committee facilitated a teleconference meeting with the Board of Directors and M&K CPAs, PLLC on August 25, 2010 during the Company’s Annual Meeting.  In addition, the audit committee discusses auditing issues as needed during regularly scheduled Board  meetings, which are documented in the Company’s minutes.

The audit committee is currently responsible for (i) appointing or replacing our auditing firm; (ii) reviewing the scope, reports, costs, and other items related to the quarterly reviews and annual audit conducted by our auditors; (iii) reviewing the qualifications, expertise, and suitability of our auditors; (iv) speaking with and approving all actions to be undertaken by our auditors; and (v) reviewing and providing feedback for our internal control reports.

Nominating or Governance Committee:

PCS does not have a standing nominating or governance committee or a charter with respect to the process for nominations to our Board of Directors. Currently, our directors submit nominations for election to fill vacancies on the Board to the entire Board for its consideration.

Our Bylaws do not contain any provision addressing the process by which a shareholder may nominate an individual to stand for election to the Board of Directors, and we do not have any formal policy concerning shareholder recommendations to the Board of Directors. To date, we have not received any recommendations from non-affiliate shareholders requesting that the Board consider a candidate for election to the Board. However, the absence of such a policy does not mean that the Board of Directors would not consider any such recommendation, if one is received. The Board would consider any candidate proposed in good faith by a shareholder. To do so, a shareholder should send the candidate’s name, credentials, contact information and his or her consent to be considered as a candidate to the attention of the company’s Secretary, Donald J. Farley at 345 Bobwhite Court, Suite 200, Boise, ID 83706. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership in the Company (how many shares owned and for how long).

Our Board of Directors does not have a formal process for security holders to send communications to the Board. However, our directors take great interests in the concerns of shareholders. In addition, our directors review and give careful consideration to any and all shareholder communications. Security holder communications may be sent to: Board of Directors,

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PCS Edventures!.com, Inc., 345 Bobwhite Court, Suite 200, Boise, Idaho 83706. Communications may also be sent to any individual director at our address.

Compensation Committee:

We adopted a compensation committee during fiscal year 2004 for the purpose of regulating management’s compensation, as well as any incentive plans proposed by the Company.  The compensation committee currently consists of Board Members Donald J. Farley and Michael K. McMurray.  None of the members of the committee is now or was previously an officer or employee of the Company or any of its subsidiaries.  Compensation for each member of the compensation committee is included in the table titled Director Compensation for fiscal year 2011.

Compensation Committee Report

This report is being submitted by the compensation committee members, Mr. Farley and Mr. McMurray.  This report addresses what the compensation committee is responsible for and how the Company currently decides on compensation of its executive officers.

The compensation committee is currently responsible for (i) reviewing and monitoring the appropriateness of the Company’s executive compensation procedures; (ii) reviewing and approving, where necessary, compensation and benefits to executives; (iii) evaluating the performance of the executive officers; (iv) monitoring the benefit plan(s) offered to employees of the Company; and (v) evaluating and making recommendations for the stock incentive plan(s).

The compensation committee did not hold any meetings during fiscal year 2011. However, any discussions related to compensation were discussed during regularly scheduled Board meetings, after which time the conversations were incorporated into the Company’s minutes. Within these discussions, the compensation committee discussed Compensation Discussion and Analysis including, but not limited to compensation awarded to, earned by or paid to the executive officers of the Company; current and long-term compensation for executive officers; and proposed incentive compensation plans.  The compensation committee sets all levels of compensation for the executive officers.  For executive officers other than the CEO, the committee reviews, analyzes and makes a determination of compensation based on recommendations from the CEO. The CEO’s compensation is determined by the compensation committee each year after open discussions with other Board members. The key components of our compensation strategy is to link performance and shareholder value to salaries, stock bonus awards, and stock option awards to recognize the contribution of each individual executive officer, as well as to recognize the business results as demonstration by the executive officers as a whole.

The Compensation Committee of

the Board of Directors

Donald J. Farley, Chairman

Michael K. McMurray

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Executive Compensation:

Summary Compensation Table For Fiscal Years 2009-2011.

The following table provides information relative to compensation paid to our executive officers for the years ended March 31, 2009 through March 31, 2011. During the fiscal year ended March 31, 2011, Ms. Grindle’s salary compromised less than 1% of the total compensation paid to all employees, Mr. Grover’s salary comprised 7.4% of the total compensation paid to all employees, while Mr. Maher’s salary comprised 8.6% of the total compensation paid to all employees.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Comp.	Total ($)
				($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Anthony A. Maher* CEO, Chairman of the Board	3/31/2011	(iii)114,785	-	-	82,510	-	-	(i)	197,295
	3/31/2010	(iii)106,000	-	14,000	-	-	-	(i)	120,000
	3/31/2009	120,000	-	-	-	-	-	(i)	120,000
Robert O. Grover** President, CTO, COO	3/31/2011	(iii) 99,133	-	-	180,000	-	-	(i)	279,133
	3/31/2010	(iii) 81,667	-	18,333	-	-	-	(i)	100,000
	3/31/2009	100,000	-	15,000	-	-	-	(i)	115,000
Valerie L. Grindle*** Sr. V.P. of Finance and Administration, CFO (ii)	3/31/2011	(iii) 2,429	-	-	-	-	-	(i)	2,429
	3/31/2010	-	-	-	-	-	-	(i)	-
	3/31/2009	-	-	-	-	-	-	(i)	-

*

Mr. Maher resigned as the Company’s CEO and Chairman of the Board effective July 31, 2011.

**

Mr. Grover has since been named CTO and President of PCS International.

***

Ms. Grindle was appointed CEO and a Director on the effective date of Mr. Maher’s resignations.

(i) Aggregate amount of other compensation is less than $50,000 or 10% of the total annual salary and bonus reported.

(ii) Ms. Grindle’s compensation is pro-rated based on hire date of March 24, 2011

(iii) 80% of Salary paid in cash and 20% of salary paid in Restricted Rule 144 Stock under the 2009 Equity Incentive Plan

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Grants of Plan-Based Awards For Fiscal Year 2011.

The following table outlines the equity-based awards granted to our executive officers for the fiscal year ended March 31, 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold ($)	Target ($)	Maximum ($)	Threshold	Target (#)	Maximum (#)
					(#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Anthony A. Maher* CEO, Chairman	9/27/2010	N/A	N/A	N/A	183,355	183,355	183,355	N/A	N/A	$0.45
Robert O. Grover ** President, CTO, COO	6/27/2010	N/A	N/A	N/A	0	150,000	300,000	N/A	N/A	$0.60
Valerie L. Grindle*** Sr. V.P. of Finance and Administration, CFO (ii)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

*

Mr. Maher resigned as the Company’s CEO and Chairman of the Board effective July 31, 2011.

**

Mr. Grover has since been named CTO and President of PCS International.

***

Ms. Grindle was appointed CEO and a Director on the effective date of Mr. Maher’s resignations.

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Outstanding Equity Awards at Fiscal Year-End 2011. In the 10K

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Anthony A. Maher *	183,355	-	N/A	$ 0.45	09/27/20	-	-	N/A	N/A
Robert O. Grover **	-	50,000	N/A	$ 1.70	12/31/11	-	-	N/A	N/A
Robert O. Grover **	-	-	300,000	$ 0.60	06/17/15	-	-	N/A	N/A
Valerie L. Grindle***	-	-	N/A	N/A	N/A	-	-	N/A	N/A

*

Mr. Maher resigned as the Company’s CEO and Chairman of the Board effective July 31, 2011.

**

Mr. Grover has since been named CTO and President of PCS International.

***

Ms. Grindle was appointed CEO and a Director on the effective date of Mr. Maher’s resignations.

Effective May 2009, in an effort to reduce cash outflow, the officers assumed a 20% cash compensation reduction and receive the 20% in Restricted Rule 144 common stock. Currently, the Company is paying the officers the following annual salaries: Anthony A. Maher - $96,000 in cash and $24,000 worth of shares of Restricted Rule 144 common stock; Robert O. Grover - $80,000 in cash and $20,000 worth of shares of Restricted Rule 144 common stock.  Valerie L. Grindle - $80,000 in cash and $20,000 worth of shares of Restricted Rule 144 common stock. The Company also makes available medical and dental insurance coverage for its officers and other U.S. employees.

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Option Exercises and Stock Vested for Fiscal Year 2011

The following table provides information related to stock option exercises by executive officers of the Company, as well as any stock awards vesting during the Fiscal Year Ended March 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercised ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Anthony A. Maher*	-	-	N/A	N/A
Robert O. Grover **	357,467	188,733	N/A	N/A
Valerie L. Grindle***	-	-	N/A	N/A

*

Mr. Maher resigned as the Company’s CEO and Chairman of the Board effective July 31, 2011.

**

Mr. Grover has since been named CTO and President of PCS International.

***

Ms. Grindle was appointed CEO and a Director on the effective date of Mr. Maher’s resignations.

Director Independence

We believe that all members of our Board of Directors, except for Ms. Grindle and Mr. Grover, are independent based on the following definition of NASDAQ, which is quoted below from Rule 5605(a)(2), which our Board of Directors has adopted this definition of an “independent director” even though we are not required to have independent directors. (2) ”Independent Director” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship, which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. For purposes of this rule, “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home. The following persons shall not be considered independent:

(A) a director who is, or at any time during the past three years was, employed by the Company;

(B) a director who accepted or who has a Family Member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

i.

compensation for Board  or Board  committee service;

ii.

compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; or

iii.

benefits under a tax-qualified retirement plan, or non-discretionary compensation.

Provided, however, that in addition to the requirements contained in this paragraph (B), audit committee members are also subject to additional, more stringent requirements under Rule 5605(c)(2).

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(C) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an Executive Officer;

(D) a director who is, or has a Family Member who is, a partner in, or a controlling Shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

i.

payments arising solely from investments in the Company’s securities; or

ii.

payments under non-discretionary charitable contribution matching programs.

(E) a director of the Company who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity; or

(F) a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

(G) in the case of an investment company, in lieu of paragraphs (A)-(F), a director who is an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, other than in his or her capacity as a member of the Board of Directors or any Board  committee.

Director Compensation For Fiscal Year 2011

Effective October 1, 2009, the Board resolved and adopted the annual fees to be paid to outside Directors of the Board to be $30,000 annually and paid in the form of Restricted Stock Units, or other form authorized under the PCS 2009 Equity Incentive Plan as the Board determines.  Restricted Stock Units are subject to forfeiture as described in the 2009 Plan. As of March 31, 2011, the Company had accrued $52,500 of director fees.

The following table shows awards and payments to members of our Board for fiscal year 2011 as compensation in accordance with the Board approved director compensation.  The table excludes Valerie L. Grindle and Robert O. Grover, who are also executive officers.  Their compensation is fully reflected in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Dehryl A. Dennis	0	30,000	0	0	0	0	30,000
Donald J. Farley	0	30,000	0	0	0	0	30,000
Michael K. McMurray	0	30,000	0	0	0	0	30,000

Certain Relationships and Related Transactions

On April 8, 2010, the Company recognized 17,045 shares in common stock for C. Andrus, who was then a member of our Board of Directors, valued at $15,000 at a per share value of $0.88, based on the closing price of our common stock at the grant date. These shares were issued for the services subsequent to March 31, 2010, and were recognized as an expense and were included in Stock Payable during the year ended March 31, 2010.

On June 17, 2010, the Company granted 300,000 incentive stock options to R. Grover, an officer of the Company.  These options were issued as incentive compensation to the officer.  The options were valued using the Black-Scholes valuation model.  The options have an expected volatility rate of 113.82% calculated using the Company stock price for a two-year period beginning June 17, 2010.  A risk free interest rate of .53% was used to value the options.  The total value of these options was $92,897.  The options vest over a three-year period and are exercisable at $.60 per share, which represents the fair market value at the date of grant in accordance with the 2009 Equity Incentive Plan.  During the  12 months ended March 31, 2011, $25,805 of the total value was expensed.

On September 27, 2010, the Company granted 183,355 incentive options to A. Maher, an officer and member of the Board of Directors.  These options were issued as additional incentive compensation to the officer.  The options were valued using the Black-Scholes valuation model.  The shares have an expected volatility rate of 107.99% calculated using the Company stock price for a two-year period beginning September 27, 2010.  A risk free interest rate of 1.31% was used to value the options.  The total value of these options was $54,616.  The options vested at issuance and are exercisable at $.45 per share which represents the fair market value at the date of grant in accordance with the 2009 Equity Incentive Plan.  During the 12 months ended March 31, 2011, the entire value of the options was expensed.

During the year ended March 31, 2011, the Company issued 69,868, shares of common stock to J. Khoury, an officer of LabMentors, our wholly owned subsidiary, for bonuses.  The per share value ranged from $0.13 to $.90 for a net value of $23,906, based on the closing price of our common stock at the grant date.

During the year ended March 31, 2011, the Company had 70,255 common stock options exercised in a cashless transaction by R. Grover, an officer of the Company. The per share value ranged from $0.50 to $0.54 for a net value of $36,946.

During the year ended March 31, 2011, the Company converted an aggregate of 105,882 restricted stock units (“RSUs”) payable to common stock to three non-management directors, D. Dennis, M. McMurray, and D. Farley, for services rendered at a rate of one share of common stock for each restricted stock unit. Each non-management director received 35,294 shares of common stock. Each common stock share is valued at $0.85, based on the closing price of the Company’s common stock at the date of grant. In addition, the non-management directors were issued new RSU agreements on September 23, 2010.  These agreements call for payment of current year director fees via issuance of restricted stock units over a vesting period of not less than twelve months, and require continued service for twelve months and re-election at the next annual shareholder meeting. Each restricted stock unit is valued at $0.51, based on the closing price of the Company’s common stock at the date of grant. As of March 31, 2011, $52,500 is accrued under Stock payable.

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Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement In Certain Legal Proceedings

During the past ten years, none of our present directors, executive officers, promoters, control persons or persons nominated to become directors or executive officers has been the subject of any of the following:

 (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two (2) years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed,

suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the

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judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any federal or state securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Transactions with Related Persons

See the heading “Certain Relationships and Related Transactions” above.  Also see Part III, Item 13, of our Form 10-K/A Annual Report for the fiscal year ended March 31, 2011, which accompanies this Proxy Statement.

Parents

None, not applicable.

Promoters and Control Persons

None, not applicable.

Code of Ethics

We adopted a Code of Ethics and it was attached as Exhibit 14 to our 2004 Annual Report. The Code was revised in 2010 and is available on our web site at https://edventures.com. If any shareholder does not have Internet access, a copy of the Code of Ethics will be provided on request to us at no cost.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who own more than ten percent (10%) of our common stock to file initial reports of ownership (Form 3) and reports of changes in ownership (Form 4) with the Securities and Exchange Commission. Executive

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officers, directors, and greater than 10% owners are required by the Securities and Exchange Commission’s regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on review of the copies of such forms furnished to us, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors were timely filed during fiscal year 2011 with the exception of the Form 4’s filed for non-management Directors, Dehryl A Dennis, Donald J. Farley and Michael K. McMurray on April 10, 2011 for Restricted Stock Units payable to common stock for services rendered with a transaction date of March 26, 2011.

PROPOSAL No. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The audit committee of our Board of Directors has selected M&K CPAs, PLLC as our independent registered public accounting firm for the fiscal year ending March 31, 2012, and has further directed that management submit the selection of an independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.

Neither our bylaws nor other governing documents or law require shareholder ratification of the selection of M&K CPAs, PLLC as our independent registered public accounting firm. However, the audit committee is submitting the selection of M&K CPAs, PLLC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the company and our shareholders.

Representatives of M&K CPAs, PLLC are not expected to be present at the security holders’ meeting for the fiscal year ending March 31, 2011. Accordingly, they will not have the opportunity to make a statement nor will they be available to respond to appropriate questions.

Ratification of the selection of M&K CPAs, PLLC requires the affirmative vote of a majority of the votes of the holders of shares present in person or represented by Proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders.

Independent Registered Public Accounting Firm Fee Information

In connection with the audit of our 2011 financial statements, we entered into an engagement agreement with M&K CPAs, PLLC that set forth the terms by which M&K CPAs, PLLC would perform audit services for us, including responsibilities of M&K CPAs, PLLC and management in the conduct of the audit and estimated fees. That agreement is subject to alternative dispute resolution procedures.

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The following table represents aggregate fees billed or to be billed to us for services performed for the fiscal years ended March 31, 2011, and 2010, by M&K CPAs, PLLC, our independent registered public accounting firm.

Fee Category	FY2011	FY2010

Audit Fee	$ 53,875	$ 50,200
Audit Related Fee
All Other Fees
Total Fees	$ 53,875	$ 50,200

The total fees paid to M&K CPAs, PLLC for professional services performed in connection with the audit of our financial statements for the fiscal year ended March 31, 2011 and for review of our financial statements in connection with our 1st, 2nd and 3rd Quarterly Reports on Form 10-Q, were approximately $53,875. The Company paid $50,200 in fees during fiscal year ended March 31, 2010, which included review of our financial statements for our Quarterly Reports and other reviews related to regulatory filings required by the SEC.

All services provided by M&K CPAs, PLLC for the fiscal years ended March 31, 2011 and 2010 were approved by the audit committee.

The Board of Directors recommends that shareholders vote FOR Proposal No. 2 to Ratify the Election of M&K CPAs, PLLC.

PROPOSAL NO. 3

OTHER MATTERS

The Board of Directors is not aware of any business other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed Proxy to vote thereon in accordance with his best judgment.

A copy of our Annual Report 10-K/A for the fiscal year ending March 31, 2011, is attached.  Should additional copies be required they may be obtained by one of the following means:

1.

E-mailing vgrindle@pcsedu.com;

2.

Calling Investor Relations at (208) 343-3110;

3.

Visiting www.edventures.com/ir;

4.

Writing Investor Relations PCS Edventures!.com, Inc. 345 Bobwhite Court, Suite 200 Boise, Idaho 83706

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We look forward to seeing many of our shareholders at our Annual Meeting on September 14, 2011.  If you are unable to attend and are interested in participating, you can view a live broadcast of the meeting virtually by following the instructions below:

1. Just go to: http://elearningcenter.acrobat.com/JKTMeeting

2. Click on “Enter as a Guest”

3. Type in your name and hit “Enter Room”

4. Connect your audio. Ignore phone prompts and dial:

Phone: 1 (866) 218-3342

Pass Code: 994433#

For assistance, please call our office at (800) 429-3110 and we will guide you through the process. We look forward to having you!

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